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                                                        Exhibit 99.B-(h)(1)(iii)

[ING FUNDS LOGO]

December 1, 2004

Michael J. Roland
Executive Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Roland:

     Pursuant to the Administrative Services Agreement dated November 19, 2003, between ING Partners, Inc. and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to (1) retain you as Administrator to render administrative and other services to ING Solution 2015 Portfolio, ING Solution 2025 Portfolio, ING Solution 2035 Portfolio, ING Solution 2045 Portfolio, and ING Solution Income Portfolio, five newly established series of ING Partners, Inc. (the "New Funds"), and (2) modify the annual administrative services fees for ING American Century Select Portfolio, ING Oppenheimer Global Portfolio, ING
T. Rowe Price Diversified Mid Cap Growth Portfolio, and ING Van Kampen Equity and Income Portfolio, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the New Funds to and lowering the annual administrative services fees on AMENDED SCHEDULE A and AMENDED SCHEDULE B of the Agreement. The AMENDED SCHEDULE A and AMENDED SCHEDULE B are attached hereto.

     AMENDED SCHEDULE A and AMENDED SCHEDULE B were also updated to reflect name changes of ING Alger Aggressive Growth Portfolio to ING T. Rowe Price Diversified Mid Cap Growth Portfolio, ING Alger Capital Appreciation Portfolio to ING Salomon Brothers Large Cap Growth Portfolio, ING Alger Growth Portfolio to ING American Century Select Portfolio, ING MFS Global Growth Portfolio to ING Oppenheimer Global Portfolio and ING UBS U.S. Allocation Portfolio to ING Van Kampen Equity and Income Portfolio.

     Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned New Funds.

                                                 Very sincerely,


                                                 Laurie M. Tillinghast
                                                 Vice President
                                                 ING Partners, Inc.

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By: /s/ Michael J. Roland
    ---------------------------
    Michael J. Roland
    Executive Vice President

 7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000         ING Partners, Inc.
 Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                    www.ingfunds.com

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                               AMENDED SCHEDULE A

                          SERIES OF ING PARTNERS, INC.

ING Fidelity(R) VIP Mid Cap Portfolio
ING Goldman Sachs(R) Capital Growth Portfolio
ING Goldman Sachs(R) Core Equity Portfolio
ING JPMorgan Fleming International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING MFS Capital Opportunities Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Salomon Brothers Aggressive Growth Portfolio
ING Salomon Brothers Fundamental Value Portfolio
ING Salomon Brothers Investors Value Portfolio
ING Salomon Brothers Large Cap Growth Portfolio
ING Solution 2015 Portfolio
ING Solution 2025 Portfolio
ING Solution 2035 Portfolio
ING Solution 2045 Portfolio
ING Solution Income Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio